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                                  Exhibit 6(f)

                            Special Dealer Agreement

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                          NORTHSTAR DISTRIBUTORS, INC.
                               Two Pickwick Plaza
                              Greenwich, CT  06830

                       Dealer Agreement with Advest, Inc.
                    for the Northstar Affiliated Mutual Funds

Gentlemen:

We invite you to become a member of the selling group to distribute shares of the open-end investment companies or series thereof (hereinafter collectively referred to as the "Funds" or, individually as the "Fund") for which we currently or in the future serve as a principal underwriter, (as defined in the Investment Company Act of 1940 ("Act")), on the following terms:

1. You represent and warrant that you are a member of the National Association of Securities Dealers, Inc., ("NASD") and that you will continue to maintain membership in the NASD, or that you are a foreign dealer not eligible for membership in the NASD. You and we agree to abide by the rules and regulations of the Securities and Exchange Commission ("SEC") and the NASD, including, without limitation, Section 26 of Article III of the NASD Rules of Fair Practice, all of which are incorporated herein as if set forth in full.

2. You served as principal underwriter of the shares of The Advantage Government Securities Fund, The Advantage High Yield Bond Fund, The Advantage Income Fund, The Advantage Growth Fund, The Advantage Special Fund, and The Advantage Strategic Income Fund (collectively, the "Advantage Funds") from the commencement of operations of each Advantage Fund to the closing of the transactions contemplated by a certain Acquisition Agreement among Northstar Investment Management Corp., ReliaStar Financial Corp., The Advest Group, Inc., Advest, Inc. and Boston Security Counsellors, Inc. (the "Acquisition Agreement") on June 2, 1995 ("Closing Date"), on which date we became the principal underwriter for the Advantage Funds. You and we agree that you shall continue to receive compensation paid by the Funds with respect to shares of Advantage Funds sold prior to the Closing Date ("Old Shares") (and with respect to any Old Shares which have been exchanged for "Money Market Shares," as that term is defined in the Acquisition Agreement), as provided in this Agreement, and you also agree to solicit future orders of Class A, B and C shares of the Funds, as well as all additional classes of the Funds hereafter offered through us other than the Old Shares ("Shares"), under the terms of this Agreement.

3. Orders received from you for sales of Shares will be accepted by us only at the public offering price applicable to each order, as described in the then current Fund prospectus. Procedures relating to the handling of orders will be subject to the terms of the then current prospectus of the Fund and to written instruments which we shall forward from time to time to you, which shall become a part of this Agreement. All orders are subject to acceptance or rejection by us in our sole discretion. No conditional order will be accepted on any basis other than a definite price. You understand and agree that you are acting as principal under this Agreement and not as our agent or agent of the Funds, and that you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith.

4. You understand and agree that you will be compensated by us with respect to the Old Shares as provided for in Sections 5.20 and 5.29 of the Acquisition Agreement. In addition to, and not in lieu of, the compensation provided for in this Agreement with respect to the Shares, you shall be entitled to the additional compensation contemplated by Section 2.3.5 of the Acquisition Agreement. You further understand and agree that the applicable sales charge and dealers concession pertaining to any sales of Shares will be in an amount as set forth in the then current prospectus of such Fund, subject to reductions under a variety of circumstances described in each Fund's current prospectus. To obtain these reductions, we must receive notice when the sale takes place which would qualify for the reduction. In addition, you may receive distribution and services fees in respect of Shares sold in accordance with Paragraph 5 below.

5. The provisions of this Paragraph 5 are applicable to each of the Funds which have adopted a Plan or Plans (the "Plans") pursuant to Rule 12b-1 under the Act. The Plans and the provisions of this Paragraph 5 have been approved by a majority of the Trustees/Directors of the applicable Fund, including a majority of the Trustees/Directors who are not interested persons of that Fund and who have no direct or indirect financial interest in the operation of the Plans or any related agreements (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination that in the exercise of reasonable business judgment and in light of the fiduciary duties of such Trustees/Directors, there is a reasonable likelihood that each of the Plans will benefit the Fund and its shareholders. The Plans have also been approved by a vote of at least a majority of the Fund's outstanding voting securities, as defined in the Act. We represent and warrant that after the date of this Agreement the Funds will conform in all respects to the requirements of Section 26 of the NASD's Rules of Fair Practice and that the prospectuses for the Funds will contain disclosure with respect to fees paid and charges imposed in a manner to evidence compliance with the NASD's rules regarding such fees and charges.

     (a) In compensation for your services in connection with the sale of Shares pursuant to the Fund's Plans and the Fund's prospectus, we shall pay you quarterly a fee therefor at an annual rate based on the net asset value of Fund shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Fund or its agent, designate your firm as the customer's dealer of record. No such quarterly fee will be paid until the average net asset value of all of your customer accounts

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     in a Fund is at least $1,000,000, and, in the case of the Class B and C
     Shares, such accounts have been maintained for at least one year. Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable, provided however, that you shall waive payment until we are in receipt of such payment from the Fund under whose Plan the amount is payable. No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by a Fund or by us as agent within seven (7) business days after the date of our confirmation of such purchase.

     (b) You shall furnish us and the Funds with such information as shall reasonably be requested by the Trustees/Directors of the Funds with respect to the fees paid to you pursuant to this Paragraph 5.

     (c) We shall furnish to the Trustees/Directors of each Fund, for their review, on a quarterly basis a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     (d) The provisions of this Paragraph 5 may be terminated by the vote of a majority of the non-interested Trustees/Directors or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice without payment of any penalty. Such provisions will be terminated by any act which terminates either the Fund's Underwriting Agreement with us or this Dealer Agreement and shall terminate immediately in the event of the assignment, as that term is defined in the Act, of this Dealer Agreement.

     (e) The provisions of the Underwriting Agreement between the Fund and us, insofar as they relate to a Plan, are incorporated herein by reference.
     The provisions of this Paragraph 5 shall continue in full force and effect only so long as the continuance of the Plan and these provisions are approved at least annually by a vote of the Trustees/Directors, including a majority of the non-interested Trustees/Directors, cast in person at a meeting called for the purpose of voting thereon.

     (f) For a period of three years from the Closing Date, we shall use, for purposes of determining your compensation in respect to Shares sold in accordance with this Paragraph 5, our compensation rates, as in effect on the date of the Acquisition Agreement, for distribution and service fees payable to members of our selling group; provided, however, that if the fees payable to us by a Fund pursuant to the Fund's Plan are reduced following the Closing Date, such compensation rates would be reduced proportionately with respect to that Fund's Shares.

6. Payment for Shares sold to you shall be made on or before the settlement dates specified in our confirmation, at our office and by check or wire. We reserve the right to delay issuance or transfer of Shares until such check has cleared. If such payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to sell the Shares ordered back to such Fund, and in either case, we may hold you responsible for any loss, including loss of profit, suffered by us or by such Fund resulting from your failure to make payment as aforesaid. You shall assume responsibility for any loss to a Fund caused by a correction made by you subsequent to trade date, and you shall immediately pay such loss to the Fund upon notification.

7. You agree to purchase Shares only from us or from our customers. If you purchase Shares from us, you agree that all such purchases shall be made only to cover orders received by you from your customers, or for your own bona fide investment. If you purchase Shares from your customers, you agree to pay such customers not less than the applicable liquidating price determined as set forth in the then current Fund prospectus.

8. You agree to sell Shares only (a) to your customers at the applicable public offering price or (b) to a Fund or to us as selling agent for the Funds at the liquidating price, in each case determined as set forth in the Fund's current prospectus. You agree to conform to our written compliance standards applicable to our multiple class offering of Shares subject to a front-end sales charge, Shares subject to a contingent deferred sales charge, and Shares subject to a level load in the form in which we may provide to you from time to time.

9. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the net asset value from that used in determining the public offering price to your customers. You will place orders for purchases and redemptions for your customers promptly upon receipt from your customers.

10. If any shares sold by us under the terms of this Agreement are repurchased or liquidated by the Funds, or by us as agent for the Funds, or are tendered for liquidation to the Funds, within seven (7) business days after such confirmation of your original order, then you shall forthwith repay to the Funds the full concession or commission allowed to you on such sale and we shall forthwith repay to the Funds our share of the selling commission thereon. We shall notify you of such repurchase or liquidation within ten
     (10) days from the day on which written redemption requests and, if applicable, share certificates are delivered to us or to the Funds.


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11.  You will not offer for sale in any state where they are not qualified for sale under the securities laws of such state or where you are not qualified to act as a dealer, except for states in which they or you are exempt from qualification. On request we will provide you with a list of states where the Shares are qualified for sale and will inform you of any changes in such registration or qualification. You will not offer or sell Shares except under circumstances that will result in compliance with applicable federal and state securities laws.

12. No person is authorized to make any representation relating to the Shares or the Old Shares, except those contained in the then current Funds prospectuses, statements of additional information and any authorized supplemental material supplied by us. In ordering Shares you rely solely and conclusively on the representations contained in the then current prospectuses and statements of additional information, and supplemental material, if any, above described. Reasonable numbers of additional copies of the then current prospectuses and statements of additional information are and will be available on written request. In no transaction shall you have any authority to take any action or make any representation binding upon the Funds, any other member of the Selling Group, or ourselves. You shall provide a currently effective prospectus to every purchaser of Shares, except to the extent that we expressly undertake to do so on your behalf. In the event Shares will be held by you in nominee name, it is agreed to that you will pass the prospectus on to the ultimate purchaser to the extent known to you. All advertising and promotion of the Funds by foreign dealers shall conform to the standards applicable to members in the United States.

13. We and you agree that all disputes between us of whatever subject matter (other than any subject matter dealt with in the Acquisition Agreement), whether existing on the date hereof or arising hereafter, shall be submitted to arbitration in accordance with the Code of Arbitration Procedure of the NASD, or similar rules or code, in effect at the time of the submission of any such dispute.

14. Each Fund reserves the right in its discretion and we reserve the right, in our discretion and without notice to you or to any members of the Selling Group, to suspend sales of Shares, to withdraw the offering, to change the offering price, or to amend, modify or cancel this Agreement and concessions, discounts or commissions at any time payable or allowable hereunder (including, without limitation, concessions, or commissions on future periodic investments or reinvestment); provided that no such amendment shall have the effect of reducing the compensation payable to you with respect to the Shares or the Old Shares as provided in the Acquisition Agreement. This Agreement may be amended by us at any time by written notice to you, and upon your receipt thereof, such amendment shall become effective, provided that no such amendment shall have the effect of reducing the compensation payable to you with respect to the Shares or the Old Shares as provided in the Acquisition Agreement. Each party to this Agreement may cancel its participation in this Agreement by giving written notice to the other parties; provided that it may not be terminated without your written consent prior to June 2, 1998, except in the case of a termination pursuant to Rule 12b-1 under the 1940 Act. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other parties or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other parties at their address as shown herein. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you. The termination of this Agreement by any of the foregoing means shall have no effect upon the payment of dealers concessions with respect to Shares sold prior to the effective date of termination. In addition, notwithstanding the foregoing, the first sentence of Paragraph 4 shall survive termination or amendment of this Agreement, except upon your written consent otherwise. A trade placed by you subsequent to your voluntary termination of the Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of a dealer, will only be effective upon written notification by us. No termination of this Agreement shall terminate, reduce or modify the compensation with respect to the Shares or the Old Shares to be provided to you in accordance with the Acquisition Agreement. To the extent that the terms of this Agreement conflict with or are inconsistent with the terms of the Acquisition Agreement, the terms of the Acquisition Agreement shall be controlling.

15. Shares of The Cash Management Fund of the Solomon Brothers Investment Series, a registered series investment company (or any similar money market investment vehicle hereafter offered in connection with exchanges of shares of the Funds through the Funds' principal underwriter) ("Money Market Fund"), are available through and may be ordered from Northstar Distributors, Inc. Northstar Distributors, Inc. will pay you quarterly on combined assets invested in the Class T Account of the Money Market Fund pursuant to orders received from you by us if and to the extend we collect 12b-1 fees in our capacity as dealer for the Money Market Fund. No such fee will be paid if in any quarter the average daily net assets of your customer accounts in the Fund are less than $1 million. This program may be terminated by us at any time without prior notice to you. With respect to Money Market Fund shares in the Class A, B and C Accounts for which Advest is the dealer of record, Advest shall receive such portion of any 12b-1 fees received by the Underwriter as the Underwriter shall determine from time to time, with respect to all members of its selling group.

16. This Agreement also permits you to offer variable contracts ("Contracts") issued by Northwestern National Life Insurance Company ("NWNL") for which we serve as distributor. You may offer and sell Contracts to customers only through your registered representatives who are variable contract licensed pursuant to applicable state law and who have been specifically appointed by NWNL to solicit Contracts in the applicable jurisdiction. You may offer and sell the Contracts only in accordance with the terms and conditions of the currently effective prospectus or offering brochures applicable to the Contracts and to any Fund which may serve as a funding vehicle for the Contracts. You may not make any representation, including any representation regarding the tax status of the Contract, not included in such prospectuses or offering brochures or in any written, authorized advertising or sales material supplied by NWNL and you shall further be liable for any claim against NWNL or us

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     arising from your failure to comply with this provision.  Any proposed advertising, printed material or presentation script relating to the Contracts must be approved in writing by NWNL prior to its use. In no event shall you forward to NWNL less than any payment collected by your registered representative, without deduction for compensation or commission. You agree to observe NWNL's written procedures, rules and guidelines relating to the Contracts. You agree that references in this Agreement to "FUND" or "FUNDS" with respect to the Contracts shall mean or include all or any of the NWNL/Northstar Variable Account, NWNL, or us, and that such provisions shall be and hereby are deemed amended as necessary to comply with Section 29 of Article III of the NASD Rules of Fair Practice, federal and state laws, and the rules and regulations of the SEC applicable to variable contracts.

17. All communications shall be sent to us at our offices at Two Pickwick Plaza, Greenwich, CT 06830. Any notice to you shall be duly given if mailed to you at the address shown on this Agreement.

18. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Connecticut.


                    NORTHSTAR DISTRIBUTORS, INC.




Date: June 2, 1995       By:
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Date: June 2, 1995                 Accepted: ADVEST, INC.

                         Investment Dealer
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                         Authorized Signature
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                         Print Name David Horowitz
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                         Title Assistant General Counsel
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                         Address 280 Trumbull St., #
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                         City Hartford State CT Zip Code
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                         Phone    (203) 525-1421
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                         NASD Broker/Dealer No.
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                         Clear Trades Through Broker/Dealer Advest, Inc.
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